UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2009

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	Not applicable
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K, dated August 6, 2009, is being filed by MF Global Ltd. (the “Company”) solely to supersede the Company’s unaudited consolidated balance sheet for the period ended June 30, 2009, which was included in a press release filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the SEC on August 6, 2009. For ease of reference, the entire Current Report on Form 8-K, together with the press release including the correct balance sheet, is being presented in this Amendment No. 1.

The information set forth in this Amendment No. 1 and the exhibits attached hereto is deemed “furnished”, not filed, for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section 18, and this Amendment No. 1 and the exhibits attached hereto shall not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Exchange Act.

The only changes to the Company’s unaudited consolidated balance sheet for the period ended June 30, 2009, are set forth below.

Under “Assets”, “Securities Owned” now reads 9,918,474; “Receivables—Brokers, dealers and clearing organizations” now reads 4,054,683; “Receivables—Customers” now reads 365,371; “Other assets” now reads 201,147; and “Total assets” now reads 53,477,627.

Under “Liabilities and Shareholders’ Equity”, “Securities sold, not yet purchased, at fair value” now reads 2,433,422; “Payables—Brokers, dealers and clearing organizations” now reads 4,246,059; “Accrued expenses and other liabilities” now reads 204,605; and “Total Liabilities” now reads 52,037,480.

Under “Shareholders’ Equity”, “Accumulated other comprehensive income (net of tax)” now reads (16,300); “Total Shareholders’ Equity” now reads 1,215,945; and “Total Liabilities and Shareholders’ Equity” now reads $53,477,627.

Item 9.01.	Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibit 99.1: Press Release (revised), dated August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: August 6, 2009	By:	/s/ J. Randy MacDonald
J. Randy MacDonald Chief Financial Officer